EXHIBIT 8

SUBSIDIARIES, ASSOCIATED COMPANIES AND OTHER INVESTMENTS

Name and location of company

I. AFFILIATED COMPANIES

GERMANY

SAP Deutschland AG & Co. KG, Walldorf
SAP Systems Integration AG, Dresden 2), 3)
Steeb Anwendungssysteme GmbH, Abstatt
SAP Hosting AG & Co. KG, St. Leon-Rot
DCW Software F+E GmbH, Mannheim
SAP Beteiligungs GmbH, Walldorf
SAP Portals Europe GmbH, Walldorf 2)
SAP Retail Solutions Beteiligungsgesellschaft mbH, Walldorf
SAP Hosting Beteiligungs GmbH, St. Leon-Rot
sky7home GmbH, Walldorf
SAP Investment- und Beteiligungs GmbH, Walldorf
eSAP Beteiligungs GmbH, Walldorf
SAP SI Consulting GmbH, Walldorf
SAP Portals Holding Beteiligungs GmbH, Walldorf 2)
SAP Beteiligungsverwaltungs GmbH, Walldorf

REST OF EUROPE, MIDDLE EAST, AFRICA

SAP (UK) Limited, Feltham/Great Britain
SAP (Schweiz) AG, Biel/Switzerland
SAP France S.A., Paris/France
S.A.P. ITALIA SISTEMI, APPLICAZIONI, PRODOTTI IN DATA PROCESSING S.P.A., Milan/Italy 2)
S.A.P. Nederland B.V., ‘s-Hertogenbosch/The Netherlands 2)
SAP Österreich GmbH, Vienna/Austria
SAP España Sistemas, Aplicaciones y Productos en la Informática, S.A., Madrid/Spain 2)
SAP Danmark A/S, Copenhagen/Denmark
SYSTEMS APPLICATIONS AND PRODUCTS IN DATA PROCESSING (NV SAP BELGIUM SA), Brussels/Belgium 2)
Systems Applications Products (Africa) (Pty) Ltd, Johannesburg/South Africa
LLC “SAP C.I.S. and Baltic States”, Moscow/Russia
SAP Svenska Aktiebolag, Stockholm/Sweden
SAP ČR, spol. s r.o., Praha/Czech Republic
SAP Portals Israel Ltd., Ra’anana/Israel 2)
SAP Portugal — Sistemas, Aplicações e Produtos Informáticos, Sociedade Unipessoal, Lda., Paço d’Arcos/Portugal
SAP Finland Oy, Espoo/Finland
SAP Norge AS, Lysaker/Norway
SAP SSC (Ireland) Limited, Dublin/Ireland
SAP Public Services (Pty) Ltd., Johannesburg/South Africa 2)
SAP Polska Sp. z.o.o., Warsaw/Poland
SAP Hungary Rendszerek, Alkalmazások és Termékek az Adatfeldolgozásban Informatikai Kft., Budapest/Hungary
SAP Hellas “Systems Application and Data Processing S.A.”, Athens/Greece
SAP Slovensko s.r.o., Bratislava/Slovakia
SAP LABS FRANCE S.A., Mougins/France
SAP Manage Ltd., Ra’anana/Israel
SAP Türkiye Yazilim Üretim ve Tic. A.S., Istanbul/Turkey
SAP sistemi, aplikacije in produkti za obdelavo podatkov d.o.o., Ljubljana/Slovenia
SAP Ireland Limited, Dublin/Ireland
LLC “SAP Ukraine”, Kiev/Ukraine
SAP Labs Bulgaria EOOD, Sofia/Bulgaria
SAP Labs Israel Ltd., Herzliya/Israel
SAP d.o.o., Zagreb/Croatia
SAP PORTALS UK LIMITED, Feltham/Great Britain 2)
SAP Kazakhstan LLP, Almaty/Kazakhstan
SAP BULGARIA LTD, Sofia/Bulgaria 2)
SAP CYPRUS LTD, Nicosia/Cyprus 2)
Systems Applications Products Limited, Abuja/Nigeria 2)
SAP Portals Nederland B.V., ‘s-Hertogenbosch/The Netherlands
Ithinqcom (Pty) Ltd., Johannesburg/South Africa 2)
SAP Public Services BEE Investment Trust (Pty) Ltd, Johannesburg/South Africa 2)
Ambin Properties (Pty) Ltd., Johannesburg/South Africa 2)
SAP Business Services Centre Europe s.r.o., Praha/Czech Republic 1)

AMERICAS

SAP America, Inc., Newtown Square/USA
SAP Public Services, Inc., Washington, D.C./USA 2)
SAP Canada Inc., Toronto/Canada
SAP Labs, LLC, Palo Alto/USA 2)
SAP Global Marketing Inc., New York/USA
SAP Brasil Ltda., São Paulo/Brazil
SAP México, S.A. de C.V., Mexico City/Mexico
SAP Andina y del Caribe C.A., Caracas/Venezuela
SAP ARGENTINA S.A., Buenos Aires/Argentina
SAP Georgia LLC, Newtown Square/USA 1), 2)
SAP International, Inc., Miami/USA 2)
SAP Properties, Inc., Newtown Square/USA 2)
SAP Government Support and Services, Inc., Newtown Square/USA 2)
SAP Investments, Inc., Wilmington/USA 2)
SAP Financial Inc., Toronto/Canada 2)

ASIA, PACIFIC

SAP JAPAN Co., Ltd., Tokyo/Japan
SAP Australia Pty Ltd, Sydney/Australia
SAP INDIA SYSTEMS, APPLICATIONS AND PRODUCTS IN DATA PROCESSING PRIVATE LIMITED, Bangalore/India
SAP (Beijing) Software System Co., Ltd., Beijing/China
SAP ASIA PTE LTD, Singapore
SAP Korea Limited, Seoul/Korea
SAP New Zealand Ltd, Auckland/New Zealand
SAP Labs India Private Limited, Bangalore/India
SAP MALAYSIA SDN. BHD., Kuala Lumpur/Malaysia
SAP SYSTEMS, APPLICATIONS AND PRODUCTS IN DATA PROCESSING (THAILAND) LTD., Bangkok/Thailand
SAP Taiwan Co., Ltd., Taipeh/Taiwan
SAP HONG KONG CO. LIMITED, Hong Kong/China
PT SAP Indonesia, Jakarta/Indonesia
SAP Philippines, Inc., Makati City/Philippines
SAPMarkets Asia Pacific Solutions PTE LTD, Singapore
SAP INDIA (HOLDING) PTE LTD, Singapore

II. ASSOCIATED COMPANIES

Global Virtual Marketplace GmbH, Munich/Germany
Pandesic LLC i.L., Newtown Square/USA
Garderos Software Innovations GmbH, Munich/Germany
Procurement Negócios Eletrônicos S.A., Rio de Janeiro/Brazil
CO Liquidation, Inc., formerly Commerce One, Inc., San Francisco/USA 4)

III. OTHER INVESTMENTS (ownership 5 or more percent)

Abaco Mobile, Inc., Alpharetta/USA	Marketline Internet Szolgáltató Részvénytársaság, Budapest/Hungary
Apriso Corporation, Long Beach/USA	Onventis GmbH, Stuttgart/Germany
Centrade, a.s., Praha/Czech Republic	Ops Technology, Inc., San Francisco/USA
Datria Systems, Inc., Englewood/USA	Orbian Corporation Ltd., Bermuda/USA
Deutsches Forschungszentrum für Künstliche Intelligenz GmbH,	Powersim Corporation, Virginia/USA
Kaiserslautern/Germany	Realize Corporation, Tokyo/Japan
e-millenium 1 GmbH & Co. KG, Munich/Germany	SteelEye Technology, Inc., Palo Alto/USA
Grau Data Storage AG, Schwäbisch Gmünd/Germany	SupplyOn AG, Hallbergmoos/Germany
HUBWOO.com SA, Paris/France	T3C Inc., Mountain View/USA
Human Resource Management & Consulting Co. Ltd., Tokyo/Japan	Venture Capital Beteiligungs GbR, Frankfurt/Germany
IBSN, Inc., Denver/USA	Voice Objects AG, Bergisch Gladbach/Germany
Ignite Technologies, Inc., formerly CABC, Inc., Dallas/USA	YellowMap AG, Karlsruhe/Germany
imc information multimedia communication AG, Saarbrücken/Germany	Zend Technologies Ltd., Ramat Gan/Israel
Intalio, Inc., Redwood City/USA

1)	Consolidated for the first time in 2004

2)	Represents a wholly or majority owned entity of a subsidiary

3)	Publicly held company

4)	CO Liquidation, Inc. filed for bankruptcy in 2004, sold all of its assets and is no longer an operating business